UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2011

Avery Dennison Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard, Pasadena, California		91103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-304-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On and effective November 14, 2011, upon recommendation of the Governance and Social Responsibility Committee (the "Committee"), the Board of Directors of Avery Dennison Corporation, a Delaware corporation (the "Company"), elected Charles H. Noski to the Board, filling the Class II directorship vacancy left by the resignation of Debra R. Reed from the Board effective June 30, 2011. Also, upon recommendation of the Committee, Mr. Noski was appointed to serve on the Audit Committee of the Board. Mr. Noski is an "audit committee financial expert" under applicable rules of the Securities and Exchange Commission (the "Commission").

In connection with his election and in accordance with the Company’s equity compensation program for non-employee directors, on November 14, 2011, Mr. Noski received 797 restricted stock units ("RSUs") and an option to purchase 3,177 shares of the Company’s common stock at an exercise price of 100% of the fair market value of the Company’s common stock on the date of grant. The RSUs and stock options vest ratably over three years, and the stock options expire after ten years. In addition, Mr. Noski will be eligible to participate in the Company’s other non-employee director compensation programs as described in the Company’s proxy statement filed with the Commission on March 17, 2011.

A copy of the press release announcing Mr. Noski’s election to the Board is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated November 15, 2011, announcing election of Charles H. Noski to the Company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avery Dennison Corporation

November 15, 2011	By:	/s/ Dean A. Scarborough

Name: Dean A. Scarborough
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 15, 2011, announcing election of Charles H. Noski to the Company’s Board of Directors.